Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-236396

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE [1]	AMOUNT OF REGISTRATION FEE [1]
Common Stock ($.01 par value per share)	$500,000,000	$63,770 [2]

1
Calculated in accordance with Rule 457(o) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.  Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 12, 2020 (File No. 333-236396) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

2
The registrant paid $1,130 with respect to 398,024 shares of the registrant’s common stock that were previously registered, but remain unsold, pursuant to the registrant’s prior registration statement on Form S-3 (File No. 333-216102) filed with the Securities and Exchange Commission on February 16, 2017 and the prospectus supplement to the prior registration statement filed with the Securities and Exchange Commission on February 17, 2017.  In accordance with Rule 457(p), the registration fee with respect to the unsold securities has been offset against the total filing fee of $64,900 due in connection with this offering

PROSPECTUS SUPPLEMENT To prospectus dated February 12, 2020

Up to $500,000,000 of Common Stock
On February 14, 2020, Healthcare Realty Trust Incorporated (the “Company” or “HR”) entered into equity distribution agreements with each of Goldman Sachs & Co. LLC, BofA Securities Inc., Jefferies LLC, Scotia Capital (USA) Inc., Fifth Third Securities, Inc., and Credit Agricole Securities (USA) Inc., each as a sales agent, to sell up to an aggregate of $500,000,000 of the Company’s common stock, par value $0.01 per share, from time to time through the sales agents. Any sales pursuant to this prospectus supplement and the accompanying prospectus will be made in accordance with the terms of equity distribution agreements between the Company and each of the sales agents, forward sellers, and forward purchasers (as described below).
The equity distribution agreements provide that, in addition to the issuance and sale of shares of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and each of Goldman Sachs & Co. LLC, Bank of America, N.A., Jefferies LLC, The Bank of Nova Scotia and Credit Agricole Corporate and Investment Bank. We refer to these entities, when acting in this capacity, individually as a "forward purchaser" and collectively as "forward purchasers." We refer to the sales agents, when acting as agents for the forward purchasers, individually as a "forward seller" and collectively as "forward sellers." In connection with each particular forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of common stock underlying the particular forward sale agreement. In no event will the aggregate offering price of shares of common stock sold through the sales agents and forward sellers under the equity distribution agreements and under any forward sale agreements, exceed $500,000,000.
The Company’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “HR.” Sales of shares of the Company’s common stock under this prospectus supplement and the accompanying prospectus, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NYSE, the existing trading market for the Company’s common stock, or sales made to or through a market maker other than on an exchange. The sales agents and forward sellers will make all sales on a best efforts basis using commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the sales agents or forward sellers and the Company. There is no specific date on which the offering will end, there are no minimum purchase requirements and there are no arrangements to place the proceeds of the offering in an escrow, trust or similar account. On February 13, 2020, the last reported sales price of the Company’s common stock on the NYSE was $36.50 per share.
The compensation to the sales agents for sales of the Company’s common stock pursuant to the sales agreements will be up to 2.0% of the gross proceeds of the sales price per share of the Company’s common stock sold. In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, up to 2.0% of the gross sales price of all borrowed shares of the Company’s common stock sold during the applicable forward hedge selling period by it as a forward seller.
The net proceeds from any sales under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. We will not initially receive any proceeds from the sale of borrowed shares of the Company’s common stock by a forward seller. We expect to fully physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement.
In connection with the sale of the Company’s common stock, the sales agents, forward sellers, and forward purchasers may each be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agents, forward purchasers, and the forward sellers may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to the sales agents, forward sellers, and forward purchasers against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other federal and state laws and regulations.
Investing in the Company’s common stock involves risks. You should carefully read and consider the “Forward-Looking Statements and Risk Factors” beginning on page S-1 of this prospectus supplement, the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 2 and 4, respectively, of the accompanying prospectus and the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Goldman Sachs & Co. LLC            BofA Securities                Jefferies
Scotiabank                    Credit Agricole CIB            Fifth Third Securities
_____________________________
The date of this prospectus supplement is February 14, 2020.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control.
Neither the Company nor the sales agents, forward sellers, or forward purchasers have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. The Company’s business, financial conditions, prospects and results of operations may have changed since those respective dates.
The distribution of this prospectus supplement and the accompanying prospectus in some jurisdictions may be restricted by law. The Company and the sales agents and forward sellers are offering to sell, and seeking others to buy, shares only in jurisdictions where offers and sales are permitted. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context otherwise requires, as used in this prospectus supplement and the accompanying prospectus, the terms “HR” and “the Company,” “we,” “us,” and “our” include Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty Trust Incorporated or its subsidiaries own an interest.

Forward-Looking Statements and Risk Factors
Before making an investment in the Company’s common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement and the accompanying prospectus do not describe all of the risks of an investment in the Company’s common stock. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances.
This prospectus supplement, the accompanying prospectus and other materials the Company has filed or may file with the Securities and Exchange Commission (“SEC”), as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	The Company’s expected results may not be achieved;

•	The Company’s revenues depend on the ability of its tenants under its leases to generate sufficient income from their operations to make rental payments to the Company;

•	Owning real estate and indirect interests in real estate is subject to inherent risks;

•	The Company may incur impairment charges on its real estate properties or other assets;

•
If the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then the Company’s business, consolidated financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•
The Company has, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;

•	The Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	The Company is subject to risks associated with the development and redevelopment of properties;

•
The Company may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	The Company is exposed to risks associated with geographic concentration;

•
Many of the Company’s leases are dependent on the viability of associated health systems. Revenue concentrations relating to these leases expose the Company to risks related to the financial condition of the associated health systems.

•	Many of the Company’s properties are held under ground leases. These ground leases contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	The Company may experience uninsured or underinsured losses;

•	Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to the Company;

•
The Company faces risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of its information technology networks and related systems;

•	Government tenants may not receive annual budget appropriations, which could adversely affect their ability to pay the Company;

•	The Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•
Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s consolidated financial condition and results of operations;

•	A change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s common stock;

•	If lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s operations and consolidated financial position would be negatively impacted;

•
The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•
The Company is exposed to increases in interest rates, changes to the method that LIBOR rates are determined, and the potential phasing out of LIBOR. Such changes could adversely impact the Company’s ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	The Company’s swap agreements may not effectively reduce its exposure to changes in interest rates;

•	The Company may enter into joint venture agreements that would limit its flexibility with respect to jointly owned properties;

•
If a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	Trends in the healthcare service industry may negatively affect the Company’s lease revenues and the values of its investments;

•	The costs of complying with governmental laws and regulations may adversely affect the Company’s results of operations;

•
If the Company fails to remain qualified as a real estate investment trust (“REIT”), the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•
The Company’s Second Articles of Amendment and Restatement, as amended and supplemented, also referred to herein as our charter, as well as provisions of Maryland General Corporation Law, contain limits and restrictions on transferability of the Company’s common stock which may have adverse effects on the value of the Company’s common stock;

•	Complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	The prohibited transactions tax may limit the Company's ability to sell properties;

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT.
Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q and 10-K (including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019).
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus or the Company’s filings and reports.

Supplemental Risk Factors
Investing in the Company’s common stock involves risks. Before making an investment in the Company’s common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Please see “Forward-Looking Statements and Risk Factors” beginning on page S-1 of this prospectus supplement. Please also see “Special Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 2 and 4, respectively, of the accompanying prospectus and the risks described in the documents incorporated by reference, including those identified under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). The risks described in this prospectus supplement and the accompanying prospectus are not the only ones faced by the Company. Additional risks not presently known or that the Company currently deems immaterial could also materially and adversely affect the Company’s financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances. The Company’s business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the Company’s common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risk Factors Related to Forward Sales Agreements
Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under that particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to settle on a date specified by the relevant forward purchaser if:

•	the relevant forward purchaser is unable to establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•
a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•
an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) occurs or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or

•
certain other events of default, termination events, or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no later than twelve months following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of common stock, net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with sales of shares of common stock under that forward sale agreement, adjusted in the case of net share settlement by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of common stock we would deliver to the relevant forward purchaser (or decreasing the number of shares of common stock that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the market value of shares of common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of common stock having a value, determined in accordance with the terms of the relevant forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. If the market value of the Company’s common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under that particular forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of common stock having a value equal to the difference. See “Plan of Distribution” for information on the forward sale agreements.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a "securities futures contract" (as defined in the Code, by reference to the Securities Exchange Act of 1934, as amended). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a "securities futures contract," the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might be unable to satisfy the gross income requirements applicable to REITs under the Code described in the accompanying prospectus. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of the Company’s common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

The Company
Healthcare Realty Trust Incorporated is a self-managed and self-administered real estate investment trust, or “REIT,” that owns, leases, manages, acquires, finances, develops, and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company was incorporated in Maryland in 1992 and listed on the New York Stock Exchange in 1993.
The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to taxable income distributed to its stockholders.
As of December 31, 2019, the Company owned 204 real estate properties in 25 states totaling 15.4 million square feet and was valued at approximately $5.9 billion. The Company provided leasing and property management services to 11.4 million square feet nationwide.

Principal Executive Offices
The principal executive offices of Healthcare Realty Trust Incorporated are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. The telephone number of the executive offices is (615) 269-8175.

Use of Proceeds
The Company will use the net proceeds from this offering, including from the settlement of any forward sales agreements, for general corporate purposes, including the acquisition, development, and redevelopment of healthcare facilities. Pending such investments, the Company will apply the net proceeds to outstanding indebtedness under its unsecured credit facility due May 2023 (the “Credit Facility”) and/or place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities. There was $327.0 million outstanding under the Credit Facility as of February 12, 2020. The balance on the Credit Facility fluctuates routinely in the ordinary course of the Company’s business from various sources and uses of funds. Amounts outstanding under the Credit Facility bear interest at LIBOR plus an applicable margin, which depends on the Company's credit ratings, ranging from 0.775% to 1.45% (currently 0.90%). In addition, the Company pays a facility fee per annum on the aggregate amount of commitments ranging from 0.125% to 0.30% (currently 0.20%).
Affiliates of Goldman Sachs & Co. LLC, BofA Securities Inc., Scotia Capital (USA) Inc., Fifth Third Securities, Inc., and Credit Agricole Securities (USA) Inc. are lenders under the Credit Facility and therefore will receive a portion of the net proceeds from this offering used to repay outstanding amounts on the Credit Facility. See “Plan of Distribution - Conflicts of Interest.”
To the extent that we elect to cash settle any particular forward sale agreement, we may not receive any net proceeds (or may owe cash to the relevant forward purchaser). To the extent that we elect to net share settle any particular forward sale agreement in full, we would not receive any proceeds from the relevant forward purchaser.
We will not initially receive any proceeds from any sales of our common stock by a forward seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the sales prices of all borrowed shares of common stock sold by the relevant forward seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, and will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per share of common stock upon physical settlement of that particular forward sale agreement.
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares of common stock issuable upon settlement of the particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Plan of Distribution
We have entered into separate equity distribution agreements, each dated as of February 14, 2020, with each of the sales agents, forward sellers and forward purchasers relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500 million. The equity distribution agreements provide that, in addition to the issuance and sale of shares of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and each of Goldman Sachs & Co. LLC, Bank of America, N.A., Jefferies LLC, The Bank of Nova Scotia and Credit Agricole Corporate and Investment Bank. In connection with each such forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of Shares of common stock equal to the number of shares of common stock underlying such forward sale agreement. In no event will the aggregate number of shares of common stock sold through the sales agents and forward sellers, under the equity distribution agreements and under any forward sale agreements, have an aggregate sales price in excess of $500 million.
The sales, if any, of shares of common stock under each equity distribution agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the existing trading market for shares of common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of common stock may be offered and sold by such other methods, including privately negotiated transactions, as we and any sales agent (and related forward seller and forward purchaser) agree to in writing.
If any sales agent and/or forward seller, as applicable, engages in special selling efforts, as that term is used in Regulation M under the Exchange Act, such sales agent and/or forward seller, as applicable, will receive from us a commission to be agreed upon at the time of sale.
We will report at least quarterly the number of shares of common stock sold through the sales agents and/or forward sellers under the equity distribution agreements and, to the extent applicable, the number of shares of common stock issued upon settlement of any forward sale agreements, and the net proceeds to us in connection with such sales of shares of common stock.
Sales of shares of common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents or forward sellers and related forward purchasers, as applicable, may agree upon.
In connection with the sale of shares of common stock hereunder, the sales agents, forward purchasers and/or forward sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the forward sellers reflected in the initial forward sale price under the related forward sale agreements with the related forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreements to indemnify the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers and forward purchasers may be required to make because of those liabilities, all as more particularly set forth in the equity distribution agreements.
The offering of shares of common stock pursuant to any equity distribution agreement will terminate upon the earlier of (1) the sale of all Shares of common stock subject to the equity distribution agreements, and (2) termination of such equity distribution agreement by any of the parties thereto. Any equity distribution agreement may be terminated (i) by us or the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time, and (ii) by the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time in certain circumstances, including our failure to maintain a listing of shares of common stock on the NYSE or the occurrence of a material adverse change in our company.
We estimate that the total expenses for the offering, excluding compensation payable to the sales agents, the forward sellers and the forward purchasers under the terms of the equity distribution agreements, will be approximately $200,000.
Sales Through Sales Agents
From time to time during the term of the equity distribution agreements, we may deliver a placement notice to one of the sales agents specifying the length of the selling period, the amount of shares of common stock to be sold and the minimum price below which sales may not be made. Upon acceptance of a placement notice from us, and subject to the terms and conditions of the respective equity distribution agreement, the applicable sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase such shares of common stock, under the terms and subject to the conditions set forth in the respective equity distribution agreement. We or the sales agents may suspend the offering of our shares of common stock upon proper notice and subject to other conditions.
The sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our shares of common stock are sold under the relevant equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with such sales.
We will pay each sales agent a commission for their services in acting as agent and/or principal in the sale of shares of common stock. The sales agents will be entitled to compensation in an amount equal up to 2.0% of the gross sales price of all shares of common stock sold through the sales agents under the respective equity distribution agreement.

Sales Through Forward Sellers
From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any forward seller and the relevant forward purchaser. Upon receipt by a forward seller and forward purchaser of a placement notice from us requesting that it execute sales of shares of borrowed shares of common stock as a forward seller in connection with one or more forward sale agreements, and subject to the terms and conditions of the relevant equity distribution agreement and the related forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of common stock on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of common stock at any time upon proper notice to the other.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of common stock, as well as the settlement between the relevant forward seller and buyers of such shares of common stock in the market, will generally occur on the second trading day following each date the sales are made. The obligation of the relevant forward seller under the relevant equity distribution agreement to execute such sales of shares of common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
The forward seller will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which shares of common stock are sold under the relevant equity distribution agreement.

Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the forward seller in connection with such sales.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a rate of up to 2.0% of sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be determined by us in our sole discretion and specified in the relevant placement notice.
The forward sale price per share of common stock under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of common stock were sold pursuant to the particular equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per share upon physical settlement of that particular forward sale agreement.
Before settlement of a particular forward sale agreement, we expect that the shares of common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of shares of common stock is above the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of shares of common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of common stock underlying that particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of common stock having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of common stock having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Supplemental Risk Factors-Risks Related to Forward Sale Agreements.”
A forward purchaser will have the right to accelerate the particular forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the relevant forward purchaser if (1) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (2) the relevant forward purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on shares of common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers and tender offers and the delisting of shares of common stock) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Supplemental Risk Factors-Risks Related to Forward Sale Agreements.”

Conflicts of Interest
Affiliates of Scotia Capital (USA) Inc., BofA Securities Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, and Fifth Third Securities, Inc. are co-documentation agents under the Company’s Credit Facility. In addition, affiliates of Goldman Sachs & Co. LLC, BofA Securities Inc., Scotia Capital (USA) Inc., Fifth Third Securities, Inc., and Credit Agricole Securities (USA) Inc. are lenders under the Credit Facility. To the extent that proceeds from this offering are used to repay borrowings under the Credit Facility, Goldman Sachs & Co. LLC, BofA Securities Inc., Scotia Capital (USA) Inc., Fifth Third Securities, Inc., and Credit Agricole Securities (USA) Inc. may receive a portion of such proceeds. Repayment of borrowings under the Credit Facility may exceed 5% of the net proceeds of this offering, so this offering is being made in compliance with the requirements of FINRA Rule 5121. The sales agents or their affiliates have engaged in and, from time to time in the future, may engage in transactions with and perform services for us in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

Accounting Treatment of Forward Sales
In the event that we enter into any forward sales agreements, we expect that before the issuance of the common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of common stock during the term of that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery by us of shares of common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Legal Matters
The validity of the shares offered by this prospectus supplement and certain matters of United States federal income tax law will be passed upon for the Company by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is acting as counsel for the sales agents, forward sellers, and forward purchasers in connection with this offering.

Experts
The financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the SEC’s website at www.sec.gov.
The Company makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information on the Company’s website shall not be deemed to be a part of the prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference
The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that the Company can disclose important information to you by referring you to another document that the Company has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that the Company files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.
The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended, and applicable SEC rules):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 12, 2020;

•
Portions of the Company’s Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders, filed with the Commission on March 29, 2019, incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2018;

•
Any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered by this prospectus supplement and the accompanying prospectus are sold or the offering is otherwise terminated; and

•	The description of the Company’s common stock in its Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.
You may request a copy of any of these filings at no cost by writing to or telephoning the Company at the following address and telephone number:
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
Corporate Communications
(615) 269-8175
Communications@healthcarerealty.com

PROSPECTUS

Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

Healthcare Realty Trust Incorporated may offer from time to time, in one or more classes or series, the following:

•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.
We will offer such securities on terms determined at the time such securities are offered. We may offer our common stock, warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in such amounts as set forth in a prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
The securities may be offered and sold directly to investors through agents designated from time to time by them or us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept and, together with our agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly by investors or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “PLAN OF DISTRIBUTION.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “HR.” On February 11, 2020, the last reported sale price of our common stock was $36.14 per share.
 ___________________________________________
Investing in our securities involves risks and uncertainties. You should carefully review the discussion under the heading “RISK FACTORS” on page 4 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2020

About This Prospectus
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to or update other information contained in this prospectus. See “PLAN OF DISTRIBUTION” on page 28 of this prospectus. The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 29 of this prospectus and the heading “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 30 of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, as used in this prospectus, the terms “HR,” “Healthcare Realty,” “the Company,” “we,” “us,” and “our” include Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty Trust Incorporated or its subsidiaries own an interest.

Special Note Regarding Forward-Looking Statements
Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties, that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	The Company’s expected results may not be achieved;

•	The Company’s revenues depend on the ability of its tenants under its leases to generate sufficient income from their operations to make rental payments to the Company;

•	Owning real estate and indirect interests in real estate is subject to inherent risks;

•	The Company may incur impairment charges on its real estate properties or other assets;

•
If the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures or make significant leasing concessions to attract new tenants, then the Company’s business, consolidated financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•
The Company has, and in the future may have more, exposure to fixed rent escalators, which could lag behind inflation and the growth in operating expenses such as real estate taxes, utilities, insurance, and maintenance expense;

•	The Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	The Company is subject to risks associated with the development and redevelopment of properties;

•
The Company may make material acquisitions and undertake developments and redevelopments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	The Company is exposed to risks associated with geographic concentration;

•
Many of the Company’s leases are dependent on the viability of associated health systems and revenue concentrations relating to these leases expose the Company to risks related to the financial condition of the associated health systems.

•	Many of the Company’s properties are held under ground leases. These ground leases contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	The Company may experience uninsured or underinsured losses;

•	Damage from catastrophic weather and other natural events, whether caused by climate change or otherwise, could result in losses to the Company;

•
The Company faces risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of its information technology networks and related systems;

•	Government tenants may not receive annual budget appropriations, which could adversely affect their ability to pay the Company;

•	The Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•
Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s consolidated financial condition and results of operations;

•	A change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s common stock;

•	If lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s operations and consolidated financial position would be negatively impacted;

•
The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•
The Company is exposed to increases in interest rates, changes to the method that LIBOR rates are determined, and the potential phasing out of LIBOR. Such changes could adversely impact the Company’s ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	The Company’s swap agreements may not effectively reduce its exposure to changes in interest rates;

•	The Company may enter into joint venture agreements that would limit its flexibility with respect to jointly owned properties;

•
If a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	Trends in the healthcare service industry may negatively affect the Company’s lease revenues and the values of its investments;

•	The costs of complying with governmental laws and regulations may adversely affect the Company’s results of operations;

•
If the Company fails to remain qualified as a real estate investment (“REIT”), the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•
The Company’s Second Articles of Amendment and Restatement, as amended and supplemented, also referred to herein as our charter, as well as provisions of Maryland General Corporation Law, contain limits and restrictions on transferability of the Company’s common stock which may have adverse effects on the value of the Company’s common stock;

•	Complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	The prohibited transactions tax may limit the Company’s ability to sell properties;

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT.
We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.
All forward-looking statements attributable to the Company or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

Risk Factors
An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

The Company
Healthcare Realty Trust Incorporated is a self-managed and self-administered REIT that owns, leases, manages, acquires, finances, develops and redevelops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company was incorporated in Maryland in 1992 and listed on the New York Stock Exchange in 1993.
The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to taxable income distributed to its stockholders.
Our principal executive offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and our telephone number is (615) 269-8175.

Selling Stockholders
We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will file a prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).

Use of Proceeds
Unless otherwise specified in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of indebtedness and investment in healthcare related properties.

General Description of Securities the Company May Sell
We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, an unspecified amount of:

•	Shares of our common stock;

•	Warrants to purchase shares of our common stock;

•	Shares of our preferred stock; or

•	Our debt securities, which may be either senior debt securities or subordinated debt securities.
We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

Description of Common Stock
We are authorized to issue an aggregate of 350,000,000 shares of capital stock, which may include 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following description of our common stock sets forth the general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of debt securities or preferred stock or upon the exercise of common stock warrants. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s charter and bylaws.
Holders of our common stock are entitled to receive such dividends as the board of directors may declare out of funds legally available for the payment of dividends. Upon issuance, the shares of common stock will be fully paid and nonassessable and have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in any of our assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer” below. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of our common stock have no cumulative voting rights.

Transfer Agent and Exchange Listing
EQ Shareowner Services is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol HR.

Restrictions on Transfer
For us to qualify as a REIT under the Code:

1.
Not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of our taxable year; and

2.	Our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
In order to ensure that requirement (1) above is satisfied, the board of directors has the power to refuse to transfer shares of our capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.
In connection with the foregoing, if the board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.
If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to the Company, as trustee for the benefit of such persons to whom the excess shares are later transferred. Subject to our right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee of the excess shares at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any stockholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. We will not pay dividends with respect to excess shares. We may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee of the excess shares or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:

•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

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If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by us.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by the board of directors in accordance with applicable law.
All certificates representing shares of our common stock bear a legend referring to the restrictions described above. These restrictions may have the effect of preventing an acquisition of control of us by a third party.

Business Combinations
Under Maryland law, some “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock (an “interested stockholder”) must be: (1) recommended by the corporation’s board of directors; and (2) approved by the affirmative vote of at least (a) 80% of the corporation’s outstanding shares entitled to vote and (b) two-thirds of the outstanding shares entitled to vote which are not held by the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for his or her shares. In addition, an interested stockholder or any affiliate thereof may not engage in a business combination with the corporation for a period of five years following the date he or she becomes an interested stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved by the board of directors of a Maryland corporation prior to such person becoming an interested stockholder.

Control Share Acquisitions
Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter by stockholders excluding voting shares owned by the acquirer, and officers and directors who are also employees of the corporation. “Control shares” are voting shares which, if aggregated with all other shares owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, would entitle the acquirer to vote: (1) 10% or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of the outstanding voting shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If the stockholders approve voting rights for control shares and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation prior to a control share acquisition.
Certain provisions of our charter and bylaws, including the limitation on ownership of common stock and supermajority voting requirements for the removal of directors or the amendment of the charter and bylaws, as well as the provisions of Maryland law described above, could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Dividend Reinvestment Plan and Employee Stock Purchase Plan
We have adopted and implemented a dividend reinvestment plan to provide registered owners of our common stock with a method of investing dividends and other distributions paid in cash in additional shares of the common stock. We have also adopted an employee stock purchase plan to allow employees to purchase common stock on terms and conditions set forth in such plan. Since such additional common stock will be purchased from us, we will receive additional funds which will be used for general corporate purposes.

Description of Common Stock Warrants
We may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	The title of such common stock warrants;

•	The aggregate number of such common stock warrants;

•	The price or prices at which such common stock warrants will be issued;

•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	Information with respect to book-entry procedures, if any;

•	A discussion of certain federal income tax considerations; and

•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.
You should review the section captioned “DESCRIPTION OF COMMON STOCK” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.

Description of Preferred Stock
General
We are authorized to issue 50,000,000 shares of preferred stock. The following description of the preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our charter, (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and bylaws.
Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
The prospectus supplement relating to preferred stock will contain the specific terms, including:

•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs;

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Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank
Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

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On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

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Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends
Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.
Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).
Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption
If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If we are to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.
We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference
If there is any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights
Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our charter and mergers and dispositions.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights
The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership
As discussed above under “DESCRIPTION OF COMMON STOCK - Restrictions on Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.
All certificates representing preferred stock will bear a legend referring to the restrictions described above.

Description of Debt Securities
We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.
The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description.

General
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a “senior indenture” and a “subordinated indenture”), in each case between us and a trustee.
Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

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The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock (if applicable), or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

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The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

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The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

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Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

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If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

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Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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The terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

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Whether and under what circumstances the Company will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities in lieu of making such payment;

•	A discussion of certain Federal income tax considerations applicable to such debt securities; and

•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.
The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control.
Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale
The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that, in addition to certain other conditions and limitations:

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Either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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Immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants
The applicable indenture will contain covenants requiring us to take certain actions and prohibiting it from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver
Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (in certain circumstances, with grace and cure periods):

•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

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Default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

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Default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of its significant subsidiaries or their property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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We shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

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All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
Each trustee will be required to give notice to the holders of debt securities within 90 days of an event of default under the applicable indenture unless such event of default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any event of default with respect to such series (except an event of default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.
Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture
It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
A record date may be set for any act of the holders with respect to consenting to any amendment.
The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture.
Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

Redemption of Securities
The applicable indenture will provide that the debt securities may be redeemed at any time at our option, in whole or in part, for certain reasons intended to protect our status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities
The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	Whether such debt securities are convertible into common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at the option of the holders or the Company;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining the Company’s REIT status.

Subordination
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default in senior securities exists that permits the holders of such senior securities to accelerate their maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of the Company’s most recent fiscal quarter.

U.S. Federal Income Tax Considerations
The following discussion summarizes the material U.S. federal income tax considerations relating to the Company’s taxation as a REIT, and the ownership and disposition of our common stock that may be relevant to certain stockholders. However, the actual tax consequences of holding stock in the Company may vary in light of a stockholder’s particular facts and circumstances and this summary does not discuss all of the tax aspects that may be relevant to such a stockholder. In addition, the following discussion does not address issues under any foreign, state or local tax laws.
Certain stockholders, such as tax-exempt entities, insurance companies, financial institutions, broker-dealers, persons holding the Company’s shares through partnerships, S corporations or other pass-through entities, foreign corporations and persons who are not citizens or residents of the United States are generally subject to special rules that are not addressed in this discussion. In addition, this discussion does not address particular types of stockholders that are subject to special treatment under the federal income tax laws, such as holders whose shares of Company stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of Company stock are acquired pursuant to the Company’s dividend reinvestment plan, and holders who intend to sell their shares of Company stock pursuant to a share repurchase plan. Unless otherwise noted, this discussion only addresses stockholders that hold shares of the Company’s common stock as “capital assets” within the meaning of Section 1221 of the Code.
EACH PROSPECTIVE STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES REGARDING THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND THE COMPANY’S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND REIT ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Opinion of Counsel
Waller Lansden Dortch & Davis, LLP (“Waller”), as special tax counsel to the Company, is of the opinion that, commencing with our taxable year ended December 31, 1993 and through the taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current organization and method of operation have enabled the Company, and our proposed method of operation will continue to enable the Company, to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020 and subsequent taxable years.
Waller’s opinion is based upon various assumptions and is conditioned upon those assumptions and certain representations made by the Company as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. In addition, the Company’s qualification for taxation as a REIT depends on its ability to meet the various qualification tests imposed under the Code as described below. Accordingly, we cannot guarantee that the actual results of our operations for any one taxable year will satisfy such requirements.

The statements in this discussion and in the opinion of Waller are based on relevant current provisions of the Code, Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such ruling, and all as in effect as of the date of this prospectus. The Code, rules, Treasury regulations, and administrative and judicial interpretations are all subject to change at any time (possibly on a retroactive basis), which changes may cause any statement contained in this discussion to become inaccurate. There can be no assurance that any changes will not modify the conclusions expressed in Waller’s opinion. In addition, an opinion of legal counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of the Company
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 1993, and that our intended manner of operation will enable us to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes.
If we qualify as a REIT, we generally will not be subject to federal income and excise taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders.
However, the Company will be subject to federal income tax as follows:

•	The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•
If the Company has (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, we will be subject to tax on such income at the highest regular corporate rate.

•
Any net income that we have from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax.

•
If we should fail to satisfy either the 75% or 95% gross income test (as described below under “Income Tests”), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (i) the greater of the amount by which we fail the 75% or 95% gross income test multiplied, in either case, by (ii) a fraction, the numerator of which is the REIT taxable income for the taxable year (determined with certain adjustments) and the denominator of which is the gross income for the taxable year (with certain adjustments).

•
If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, then we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•
In the event of a more than de minimis failure of any of the asset tests (as described below under “Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and the Company disposes of the assets or otherwise complies with the asset tests within six months after the last day of the quarter in which we identify such failure, the Company will pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•
In the event that we fail to satisfy one or more requirements for REIT qualification, other than the Income Tests and the Asset Tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to federal income tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS.

•	A 100% excise tax may be imposed on transactions between a taxable REIT subsidiary (“TRS”) and the Company or our tenants, including services, that are not conducted on an arm’s length basis.

•
To the extent that we have net income from a TRS, the TRS will be subject to federal corporate income tax in much the same manner as other non-REIT Subchapter C corporations, with the exceptions that the deductions for interest expense on debt and rental payments made by the TRS to us will be limited and a 100% excise tax may be imposed on transactions between the TRS and the Company or our tenants, including services, that are not conducted on an arm’s length basis. A TRS is a corporation in which a REIT owns stock, directly or indirectly, and for which both the REIT and the corporation have made TRS elections.

Requirements for Qualification as a REIT
In order for us to continue to qualify as a REIT, we must meet and continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

In General
The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT and that also:

1.	is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

4.	is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements; and

6.	meets the additional requirements described below.

Ownership Tests
In order for us to qualify as a REIT, commencing with our second taxable year (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “Five or Fewer Test”). Stock ownership for purposes of the Five or Fewer Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the Five or Fewer Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.
We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the Five or Fewer Test for a particular taxable year if we have complied with all requirements for ascertaining the ownership of our outstanding stock in the taxable year and have no reason to know that we have violated the Five or Fewer Test.

Taxable REIT Subsidiaries
A TRS is a corporation in which a REIT owns stock, directly or indirectly, and for which both the REIT and the corporation have made TRS elections. To the extent that we have net income from a TRS, the TRS will be subject to federal corporate income tax in much the same manner as other non-REIT Subchapter C corporations, with the exceptions that the deductions for interest expense on debt and rental payments made by the TRS to us will be limited. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. No more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS (see "Asset Tests" below). We do not currently own an interest in a TRS; however, we may own a TRS in the future.

Income Tests
In order to maintain qualification as a REIT, two gross income requirements must be satisfied annually.

•
First, at least 75% of our gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from “rents from real property”; “interest on obligations secured by mortgages on real property or on interests in real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and income received or accrued within one year of our receipt of, and attributable to the temporary investment of, “new capital” (any amount received in exchange for stock other than through a dividend reinvestment plan or in a public offering of debt obligations having maturities of at least five years).

•
Second, at least 95% of our gross income (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) must be derived from: dividends; interest; “rents from real property”; gain (excluding gross income from certain sales of property held as inventory or primarily for sale in the ordinary course of business) from the sale or other disposition of, and certain other gross income related to, real property (including interests in real property and in mortgages on real property); and gain from the sale or other disposition of stock and securities.

For an amount received or accrued to qualify for purposes of an applicable gross income test as “rents from real property” or “interest on obligations secured by mortgages on real property or on interests in real property,” the determination of such amount must not depend in whole or in part on the income or profits derived by any person from such property (except that such amount may be based on a fixed percentage or percentages of receipts or sales). In addition, for an amount received or accrued to qualify as “rents from real property,” such amount may not be received or accrued directly or indirectly from a person in which we own directly or indirectly 10% or more of, in the case of a corporation, the total voting power of all voting stock or the total value of all stock, and, in the case of an unincorporated entity, the assets or net profits of such entity (except for certain amounts received or accrued from a TRS in connection with property substantially rented to persons other than a TRS of the Company and other than 10%-or-more owned persons or with respect to certain healthcare facilities, if certain conditions are met).
In addition, we must not manage our properties or furnish or render services to the tenants of our properties, except through an independent contractor from whom we derive no income or through a TRS unless (i) we are performing services that are usually or customarily furnished or rendered in connection with the rental of space for occupancy only and the services are of the sort that a tax-exempt organization could perform without being considered in receipt of unrelated business taxable income or (ii) the income earned by us for other services furnished or rendered by us to tenants of a property or for the management or operation of the property does not exceed 1% of the income from such property.

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Generally, this 15% test is applied separately to each lease. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the property that is rented. The determination of what fixtures and other property constitute personal property for federal tax purposes is difficult and imprecise.
We lease and intend to lease property only under circumstances such that substantially all, if not all, rents from such property qualify as “rents from real property.”
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% and 75% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.
If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions would generally be available if (i) our failure to meet such test or tests was due to reasonable cause and not to willful neglect and (ii) following our identification of our failure to meet these tests, we file with the IRS a description of each item of income that fails to meet these tests in a schedule in accordance with Treasury regulations. It is not possible, however, to know whether we would be entitled to the benefit of these relief provisions since the application of the relief provisions is dependent on future facts and circumstances. If these relief provisions were to apply, we would be subjected to tax equal to a percentage tax calculated by the ratio of REIT taxable income to gross income with certain adjustments multiplied by the gross income attributable to the greater of the amount by which we failed either of the 75% or the 95% gross income tests.

Asset Tests
At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets.

•
At least 75% of the value of our total assets must consist of real estate assets (including interests in real property and interests in mortgages on real property, debt instruments issued by publicly offered REITs, and our allocable share of real estate assets held by joint ventures or partnerships in which we participate), cash, cash items and government securities.

•	Not more than 25% of our total assets may be represented by securities other than those includable in the 75% asset class.

•	Not more than 20% of our total assets may be represented by securities of one or more TRS.

•	Not more than 25% of the value of our total assets may be invested in debt instruments issued by publicly offered REITs that do not otherwise qualify as real estate assets under the 75% asset test.
Of the investments included in the 25% asset class, except with respect to a TRS, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% of any one issuer’s outstanding securities by vote or value.
For purposes of these asset tests, securities issued by affiliated qualified REIT subsidiaries (“QRS”), which are corporations wholly owned by the Company, either directly or indirectly, that are not TRS, are not subject to the 25% of total assets limit, the 5% of total assets limit or the 10% of a single issuer’s securities limit. Rather the existence of QRS is ignored, and the assets, income, gain, loss and other attributes of the QRS are treated as being owned or generated by us, for federal income tax purposes. Additionally, “straight debt” securities and certain other exceptions are not “securities” for purposes of the 10% of a single issuer’s value test. For purposes of the 75% asset test, personal property will be treated as a real estate asset to the extent that rents attributable to such personal property are treated as rents from real property under the REIT gross income tests.
If we meet the asset tests described above at the close of any quarter, we will not lose our status as a REIT because of a change in value of our assets unless the discrepancy exists immediately after the acquisition of any security or other property that is wholly or partly the result of an acquisition during such quarter. Where a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. We maintain adequate records of the value of our assets to maintain compliance with the asset tests and intend, if necessary, to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter. Nevertheless, if we were unable to cure within the 30-day cure period, we may cure a violation of the 5% asset test or the 10% asset test so long as the value of the assets causing such violation does not exceed the lesser of 1% of the value of our total assets at the end of the relevant quarter or $10 million and we dispose of the asset causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which the failure to satisfy the asset test is discovered. For violations due to reasonable cause and not due to willful neglect that are larger than this amount, we are permitted to avoid disqualification as a REIT after the 30-day cure period by (i) disposing of an amount of assets sufficient to meet the asset tests, (ii) paying a tax equal to the greater of $50,000 or the highest corporate tax rate times the taxable income generated by the non-qualifying asset and (iii) disclosing certain information to the IRS.

Distribution Requirement
In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount equal to or greater than the excess of (a) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax on such income), if any, from foreclosure property, over (b) the sum of certain non-cash income (including, but not limited to, certain imputed rental income, income from transactions inadvertently failing to qualify as like-kind exchanges and income by reason of cancellation of indebtedness). These requirements may be waived by the IRS if we establish that we failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax described below.
To the extent that we do not distribute all of our net long-term capital gain and all of our “REIT taxable income,” we will be subject to tax thereon. In addition, we will be subject to a 4% excise tax to the extent we fail within a calendar year to make “required distributions” to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for such preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of the taxable income of the Company for the taxable year (without regard to the deduction for dividends paid) and all amounts from earlier years that are not treated as having been distributed under the provision. Dividends declared in the last quarter of the year and paid during the following January will be treated as having been paid and received on December 31 of such earlier year. We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we might in certain circumstances remain liable for the 4% excise tax described above.

Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. However, the Tax Cuts and Jobs Act (the “TCJA”) has limited non-recognition of gain or loss on like-kind exchanges to apply only to exchanges of real property that is not held primarily for sale. The failure of any such transaction to qualify as a like-

kind exchange could require us to pay U.S. federal income tax, possible including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify as a REIT
If we were to fail to qualify for federal income tax purposes as a REIT in any taxable year, and the relief provisions were found not to apply, we would be subject to tax on our taxable income at regular corporate rates (plus any applicable alternative minimum tax). Distributions to stockholders in any year in which we failed to qualify would not be deductible by us nor would they be required to be made. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the following four taxable years. It is not possible to state whether in all circumstances we would be entitled to statutory relief from such disqualification. Failure to qualify for even one year could result in us incurring substantial indebtedness (to the extent borrowings were feasible) or liquidating substantial investments in order to pay the resulting taxes.

Recordkeeping Requirements
To avoid monetary penalty, we must request on an annual basis information from certain stockholders designed to disclose the actual ownership of our outstanding stock.

Taxation of Taxable U.S. Stockholders
A “U.S. Stockholder” is a holder of shares of stock who, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, within the meaning of the Code, has the authority to control all of the trust’s substantial decisions.
If a partnership holds stock in the Company, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding Company stock should consult their tax advisors.

Distributions
So long as we qualify for taxation as a REIT, distributions on shares of our stock made to U.S. Stockholders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate U.S. Stockholders. Additionally, our ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is taxed as net capital gain. The TCJA created a deduction, currently effective until December 31, 2025, for individuals, trusts and estates who receive domestic qualified business income from pass-through entities. The deduction specifically includes ordinary dividends distributed by a REIT (that are not designated as a capital gain dividend or as qualified dividend income), subject to certain holding period requirements, and ultimately lowers the maximum effective federal income tax rate on such received dividends to 29.6%. In addition, the deduction for ordinary REIT dividends is not subject to the wage and tax basis limitations applicable to the deduction for other qualifying pass-through income.
Any distribution declared by the Company in October, November or December of any year on a specified date in any such month shall be treated as both paid by the Company and received by our stockholders on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.
Distributions made by us in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. Stockholder’s basis and will reduce the basis of the U.S. Stockholder’s shares. Any distributions by us in excess of accumulated earnings and profits and in excess of a U.S. Stockholder’s basis in the U.S. Stockholder’s shares will be treated as gain from the sale of our shares (see “Taxation of Taxable U.S. Stockholders-Disposition of Stock of the Company” below).

Capital Gains Dividends
Distributions to U.S. Stockholders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which a U.S. Stockholder held our shares. However, a corporate U.S. Stockholder, may be required to treat a portion of some capital gain dividends as ordinary income.
If we elect to retain and pay income tax on any net long-term capital gain, each of our U.S. Stockholders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of our U.S. Stockholders would also receive a refundable tax credit for its proportionate share of the tax paid by us on such retained capital gains and would have an increase in the basis of its shares of our stock in an amount equal to its includable capital gains less its share of the tax deemed paid. The aggregate amount of dividends designated by the Company as capital gains dividends with respect to distributions in a year is limited to the actual dividends paid with respect to such year.

Disposition of Stock of the Company
Upon any taxable sale or other disposition of any shares of our stock, a U.S. Stockholder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Stockholder’s adjusted tax basis in these shares of our stock. This gain will be capital gain if the U.S. Stockholder held these shares of our stock as a capital asset.

3.8% Tax on Net Investment Income
Certain U.S. Stockholders of our common stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income,” including dividends on our common stock and capital gains from the sale or other disposition of our common stock.

Taxation of Tax-Exempt Stockholders
Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Distributions made by the Company to a U.S. stockholder that is a tax-exempt entity (such as an individual retirement account (“IRA”) or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. stockholder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. stockholder. Where such income from an investment in the Company may constitute UBTI for a tax-exempt U.S. Stockholder and such stockholder reports more than one unrelated trade or business, the tax-exempt U.S. Stockholder will be required to separately calculate UBTI for each trade or business.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. Such tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.
A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the Five or Fewer Test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the

REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. The Company believes that it will not be treated as a pension-held REIT. However, because the shares of the Company will be publicly traded, no assurance can be given that the Company is not or will not become a pension-held REIT.

Taxation of Non-U.S. Stockholders
The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (“Non-U.S. Stockholders”) are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on an investment in stock of the Company, including any reporting requirements.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
Distributions made by the Company to Non-U.S. Stockholders that are not attributable to gain from the sale or exchange by the Company of United States real property interests (“USRPI”) and that are not designated by the Company as capital gain dividends will be treated as ordinary income dividends to Non-U.S. Stockholders to the extent made out of current or accumulated earnings and profits of the Company. Generally, such ordinary income dividends will be subject to U.S. withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable U.S. income tax treaty. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless a lower treaty rate applies and the Non-U.S. Stockholder has filed an IRS Form W-8BEN or W-8BEN-E with the Company, certifying the Non-U.S. Stockholder’s entitlement to treaty benefits.
Distributions made by the Company to Non-U.S. Stockholders in excess of its current and accumulated earnings and profits to a Non-U.S. Stockholder who holds 10% or less of the stock of the Company (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution. However, the Non-U.S. Stockholder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of the Company’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.

Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
So long as the Company’s stock continues to be regularly traded on an established securities market, such as the NYSE, located in the United States, distributions to a Non-U.S. Stockholder holding 10% or less at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See, Taxation of Non-U.S. Stockholders-Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest.
Distributions made by the Company to Non-U.S. Stockholders that are attributable to gain from the sale or exchange by the Company of any USRPI will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions. Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. Stockholder that is not entitled to a treaty exemption. The Company is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by the Company of any USRPI, whether or not designated by the Company as a capital gains dividend. Such amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Distributions made by the Company to a Non-U.S. Stockholder that is a “qualified foreign pension fund” or that is an entity wholly-owned by a qualified foreign pension fund will not be subject to the FIRPTA provisions. A qualified foreign pension fund is a trust, corporation or other organization or arrangement created under a foreign jurisdiction, established to provide retirement or pension benefits to employees, subject to certain regulatory oversight and tax benefits and of which, no single participant or beneficiary has more than a 5% right to its assets or income.

Sale or Disposition of Stock of the Company
Generally, gain recognized by a Non-U.S. Stockholder upon the sale or exchange of stock of the Company will not be subject to U.S. taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. If a Non-U.S. Stockholder is a qualified foreign pension fund or an entity wholly-owned by a qualified foreign pension fund, it will not be subject to the FIRPTA provisions. See, Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.
The stock of the Company will not constitute a USRPI so long as the Company is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by Non-U.S. Stockholders. Since the Company is publicly traded on an established securities market, we may assume that a less than 5% stockholder is a U.S. Stockholder for purposes of this test unless we have actual knowledge that such stockholder is a Non-U.S. Stockholder. The Company believes that it will be a “domestically controlled REIT,” and therefore that the sale of stock of the Company will generally not be subject to taxation under FIRPTA. However, because the stock of the Company is publicly traded, no assurance can be given that the Company is or will continue to be a “domestically controlled REIT.”
If the Company does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a Non-U.S. Stockholder of stock of the Company would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of the Company is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling Non-U.S. Stockholder’s interest (after application of certain constructive ownership rules) in the Company is 10% or less at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of the Company were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of the Company (including the Company) would be required to withhold and remit to the IRS 15% of the purchase price. Additionally, in such case, distributions on the stock of the Company to the extent they represent a return of capital or capital gain from the sale of the stock of the Company, rather than dividends, would be subject to a 15% withholding tax.
Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Stockholder in two cases:

•
if the Non-U.S. Stockholder’s investment in the stock of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. Stockholder, the Non-U.S. Stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain; or

•
if the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. Stockholder with respect to such gain.

Foreign Account Tax Compliance Act
The Company will be required to withhold at a rate of 30% on dividends with respect to the Company’s common stock held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Proposed regulations (upon which taxpayers are permitted to rely) eliminate withholding on gross proceeds from the sale of the

Company’s common stock. Likewise, dividends with respect to the Company’s common stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to the Company either that (A) the non-financial non- U.S. entity does not have a “substantial United States owner” or (B) provides the Company with the name, address and U.S. taxpayer identification number (“TIN”) of each substantial U.S. owner and (2) the Company does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. Proposed regulations (upon which taxpayers are permitted to rely) eliminate withholding on gross proceeds from the sale of the Company’s common stock. If a non-financial non-U.S. entity provides the Company with the name, address, and TIN of a substantial United States owner, the Company will provide such information to the IRS. The Company will not pay any additional amounts to any stockholders in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding Tax
The Company will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding, currently at a rate of 24%, on dividends paid unless such U.S. Stockholder:

•	is a corporation or falls within certain other exempt categories and, when required, can demonstrate this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.
A U.S. Stockholder who does not provide the Company with the stockholder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s federal income tax liability. In addition, the Company may be required to withhold a portion of any capital gain distributions made to U.S. stockholders who fail to certify their non-foreign status to the Company.
Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

State and Local Taxes
The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the stock of the Company.

Legislative Changes or other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Company and its stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in the Company’s stock.

Enactment of the Tax Cuts and Jobs Act
Federal income tax legislation, commonly known as the TCJA, was signed into law on December 22, 2017 as H.R.1. The TCJA introduced wide-sweeping changes to the Code that have affected REITs and stockholders of REITs, including lowering federal income tax rates, limiting some business-related deductions and creating new deductions for certain taxpayers. The changes made by the TCJA are generally effective for taxable years beginning after December 31, 2017. At this time, the long term effect of the TCJA on the Company cannot be reliably predicted. The rules relating to REITs, some of which are not yet promulgated or in final form, are under constant review by the IRS and the U.S. Treasury Department, which may result in significant changes to existing Treasury Regulations, statutes and interpretations thereof. The tax law changes enacted by the TCJA could significantly affect both business and financial results, as well as the tax consequences of an investment in the common stock.
In addition to the statutory changes enacted by the TCJA referenced above, the TCJA generally reduced the U.S. federal income tax rate applicable to corporations from 35% to 21% for taxable years beginning after December 31, 2017. Similarly, the individual income tax brackets have been adjusted and the individual tax rates for ordinary income have been reduced for taxable years beginning on January 1, 2018 until December 31, 2025. For example, the top U.S. federal income tax rate has been reduced from 39.6% to 37%. The newly introduced deduction of domestic qualified business income from pass-through entities, as described above, provides that non-corporate taxpayers are subject to a maximum U.S. federal income tax rate of 29.6% on applicable REIT dividends.
Prospective stockholders should consult their tax advisors with respect to the impact of the TCJA on their investment in the Company’s common stock.

Plan of Distribution
We may sell securities through underwriters for public offer and sale by them, and also may sell securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell securities upon terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters or agents in connection with an offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements to be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
During such time as we may be engaged in a distribution of the securities covered by this prospectus the Company is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
Any underwriters or agents in connection with an offering of the securities and their respective affiliates may be full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters or agents and their respective affiliates may have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters or agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to  our assets,  securities  and/or  instruments  (directly,  as  collateral  securing  other  obligations  or otherwise) and/or persons and entities with relationships with us. The underwriters or agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Legal Matters
The validity of the securities being offered hereby and certain matters of United States federal income tax law will be passed upon for us by Waller Lansden Dortch  & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

Experts
The financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
This prospectus summarizes material provisions of contracts and other documents referred to by us. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.
We make available free of charge through our website, which you can find at www.healthcarerealty.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website shall not be deemed to be a part of this prospectus.

Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included in or incorporated by reference into this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.
The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020;

•
portions of our Proxy Statement for the 2019 Annual Meeting of Stockholders, filed with the SEC on March 29, 2019 incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•	any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the termination of the offerings under this prospectus; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.
You may request a copy of any of these filings, at no cost, by writing to or telephoning the Company at the following address or telephone number:
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
Attention: Communications
(615) 269-8175
Communications@healthcarerealty.com